EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Quantity
12/03/2012	Sale	$ 2.3435	1	5810
12/04/2012	Sale	$ 2.3000		2300
12/05/2012	Sale	$ 2.3000		1228
12/06/2012	Sale	$ 2.2610	2	5000
12/10/2012	Sale	$ 2.2959	3	5955
12/12/2012	Sale	$ 2.2519	4	5200
12/13/2012	Sale	$ 2.2675	5	30000
12/17/2012	Sale	$ 2.2793	6	1468
12/18/2012	Sale	$ 2.2517	7	4102
12/19/2012	Sale	$ 2.2457	8	8800
12/20/2012	Sale	$ 2.2283	9	15000
12/21/2012	Sale	$ 2.2044	10	23446
12/24/2012	Sale	$ 2.1500		1700
12/26/2012	Sale	$ 2.1536	11	4500
12/27/2012	Sale	$ 2.1620	12	10000
12/28/2012	Sale	$ 2.1533	13	14204
12/31/2012	Sale	$ 2.2466	14	9000
01/02/2013	Sale	$ 2.2682	15	3900
01/03/2013	Sale	$ 2.2704	16	2399
01/04/2013	Sale	$ 2.2007	17	10000
01/07/2013	Sale	$ 2.2008	18	5700
01/08/2013	Sale	$ 2.2000		500
01/09/2013	Sale	$ 2.2024	19	2100
01/10/2013	Sale	$ 2.1888	20	8900
01/11/2013	Sale	$ 2.0965	21	14116
01/14/2013	Sale	$ 2.0786	22	13960
01/15/2013	Sale	$ 2.1361	23	31059
01/16/2013	Sale	$ 2.1573	24	24300
01/17/2013	Sale	$ 2.0929	25	9826
01/18/2013	Sale	$ 2.0533	26	27800
01/22/2013	Sale	$ 2.1094	27	10554
01/31/2013	Sale	$ 3.8108	28	2214530

1 This transaction was executed in multiple trades at prices ranging from $2.34 – 2.36.
2 This transaction was executed in multiple trades at prices ranging from $2.26 – 2.27.
3 This transaction was executed in multiple trades at prices ranging from $2.28 – 2.30.
4 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
5 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
6 This transaction was executed in multiple trades at prices ranging from $2.275 – 2.28.
7 This transaction was executed in multiple trades at prices ranging from $2.25 – 2.32.
8 This transaction was executed in multiple trades at prices ranging from $2.24 – 2.27.
9 This transaction was executed in multiple trades at prices ranging from $2.21 – 2.26.
10 This transaction was executed in multiple trades at prices ranging from $2.19 – 2.22.
11 This transaction was executed in multiple trades at prices ranging from $2.15 – 2.1650.
12 This transaction was executed in multiple trades at prices ranging from $2.15 – 2.18.
13 This transaction was executed in multiple trades at prices ranging from $2.15 – 2.18.
14 This transaction was executed in multiple trades at prices ranging from $2.21 – 2.27.
15 This transaction was executed in multiple trades at prices ranging from $2.26 – 2.30.
16 This transaction was executed in multiple trades at prices ranging from $2.25 – 2.30.
17 This transaction was executed in multiple trades at prices ranging from $2.20 – 2.21.
18 This transaction was executed in multiple trades at prices ranging from $2.20 – 2.2025.
19 This transaction was executed in multiple trades at prices ranging from $2.20 – 2.25.
20 This transaction was executed in multiple trades at prices ranging from $2.16 – 2.21.
21 This transaction was executed in multiple trades at prices ranging from $2.09 – 2.10.
22 This transaction was executed in multiple trades at prices ranging from $2.07 – 2.11.
23 This transaction was executed in multiple trades at prices ranging from $2.10 – 2.17.
24 This transaction was executed in multiple trades at prices ranging from $2.15 – 2.20.
25 This transaction was executed in multiple trades at prices ranging from $2.08 – 2.11.
26 This transaction was executed in multiple trades at prices ranging from $2.04 – 2.09.
27 This transaction was executed in multiple trades at prices ranging from $2.10 – 2.15.
28 This transaction was executed in multiple trades at prices ranging from $3.81 – 3.82.